Exhibit 21
SUBSIDIARIES OF H&R BLOCK, INC.
The following is a list of the direct and indirect subsidiaries of H&R Block, Inc., a Missouri corporation.

Entity Name	Jurisdiction
1. 4230 W. Green Oaks, Inc.	Michigan
2. Aculink Mortgage Solutions, LLC	Florida
3. AcuLink of Alabama, LLC	Alabama
4. BFC Transactions, Inc.	Delaware
5. Birchtree Financial Services, Inc.	Oklahoma
6. Birchtree Insurance Agency, Inc.	Missouri
7. Block Financial LLC	Delaware
8. Burr Oak Technical Solutions, Inc.	Delaware
9. CFS-McGladrey, LLC	Massachusetts
10. Cfstaffing, Ltd.	British Columbia
11. Companion Insurance, Ltd.	Bermuda
12. Companion Mortgage Corporation	Delaware
13. Creative Financial Staffing of Western Washington, LLC	Massachusetts
14. EquiCo Europe Limited	United Kingdom
15. Equico, Inc.	California
16. Express Tax Service, Inc.	Delaware
17. Financial Marketing Services, Inc.	Michigan
18. Financial Stop Inc.	British Columbia
19. First Option Asset Management Services, Inc.	California
20. First Option Asset Management Services, LLC	California
21. FM Business Services, Inc.	Delaware
22. Franchise Partner, Inc.	Nevada
23. H&R Block (India) Private Limited	India
24. H&R Block (Nova Scotia), Incorporated	Nova Scotia
25. H&R Block Bank	Missouri
26. H&R Block Canada Financial Services, Inc.	Federally Chartered
27. H&R Block Canada, Inc.	Federally Chartered
28. H&R Block Eastern Enterprises, Inc.	Missouri
29. H&R Block Enterprises, Inc.	Missouri
30. H&R Block Financial Advisors, Inc.	Michigan
31. H&R Block Global Solutions (Hong Kong) Limited	Hong Kong
32. H&R Block Group, Inc.	Delaware
33. H&R Block Insurance Agency of Massachusetts, Inc.	Massachusetts
34. H&R Block Insurance Agency, Inc.	Delaware
35. H&R Block Limited	New South Wales
36. H&R Block Management, LLC	Delaware
37. H&R Block Services, Inc.	Missouri
38. H&R Block Tax and Business Services, Inc.	Delaware
39. H&R Block Tax Institute, LLC	Missouri
40. H&R Block Tax Services, Inc.	Missouri
41. HRB Advance LLC	Delaware
42. HRB Center LLC	Missouri
43. HRB Concepts LLC	Delaware
44. HRB Corporate Enterprises LLC	Delaware

Entity Name	Jurisdiction
45. HRB Corporate Services LLC	Missouri
46. HRB Digital LLC	Delaware
47. HRB Digital Technology Resources LLC	Delaware
48. HRB Expertise LLC	Missouri
49. HRB Financial Corporation	Michigan
50. HRB Innovations, Inc.	Delaware
51. HRB International LLC	Missouri
52. HRB Products LLC	Missouri
53. HRB Professional LLC	Delaware
54. HRB Progression LLC	Delaware
55. HRB Property Corporation	Michigan
56. HRB Realty Corporation	Michigan
57. HRB Support Services LLC	Delaware
58. HRB Tax & Technology Leadership LLC	Missouri
59. HRB Tax & Technology Software LLC	Missouri
60. HRB Technology Holding LLC	Delaware
61. HRB Texas Enterprises, Inc.	Missouri
62. O’Rourke Career Connections, LLC	California
63. OOMC Holdings LLC	Delaware
64. OOMC Residual Corporation	New York
65. Option One Insurance Agency, Inc.	California
66. Option One Loan Warehouse LLC	Delaware
67. Option One Mortgage Acceptance Corporation	Delaware
68. Option One Mortgage Capital Corporation	Delaware
69. Option One Mortgage Securities Corp.	Delaware
70. Option One Mortgage Securities II Corp.	Delaware
71. Option One Mortgage Securities III Corp.	Delaware
72. Option One Mortgage Securities IV LLC	Delaware
73. Option One Mortgage Services, Inc.	Massachusetts
74. PDI Global, Inc.	Delaware
75. Pension Resources, Inc.	Illinois
76. Premier Mortgage Services of Washington, Inc.	Washington
77. Premier Property Tax Services, LLC	California
78. Premier Trust Deed Services, Inc.	California
79. Provident Mortgage Services, Inc.	Delaware
80. RedGear Technologies, Inc.	Missouri
81. RSM (Bahamas) Global, Ltd.	The Bahamas
82. RSM Employer Services Agency of Florida, Inc.	Florida
83. RSM Employer Services Agency, Inc.	Georgia
84. RSM Equico Canada, Inc.	Federally Chartered
85. RSM Equico Capital Markets, LLC	Delaware
86. RSM Equico, Inc.	Delaware
87. RSM McGladrey Business Services, Inc.	Delaware
88. RSM McGladrey Business Solutions, Inc.	Delaware
89. RSM McGladrey Employer Services, Inc.	Georgia
90. RSM McGladrey Insurance Services, Inc.	Delaware
91. RSM McGladrey TBS, LLC	Delaware
92. RSM McGladrey, Inc.	Delaware
93. Sand Canyon Corporation	California

Entity Name	Jurisdiction
94. ServiceWorks, Inc.	Delaware
95. TaxNet Inc.	California
96. TaxWorks, Inc.	Delaware
97. The Tax Man, Inc.	Massachusetts
98. West Estate Investors, LLC	Missouri
99. Woodbridge Mortgage Acceptance Corporation	Delaware